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                                                                   EXHIBIT 11.01

                    PORTOLA PACKAGING, INC. AND SUBSIDIARIES
                      COMPUTATION OF NET LOSS PER SHARE (1)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                               THREE MONTHS ENDED NOVEMBER 30,
                                               -------------------------------
                                                     1996              1995
                                                    ------            -------
Weighted average common shares
   outstanding for the period                       11,813             12,077
                                                    ------            -------

Shares used in per share calculation                11,813             12,077
                                                    ------            -------
                                                    ------            -------

Income (loss) before extraordinary item              ($926)              $796

Less the increase in the put value of warrants        (256)              (206)
                                                    ------            -------

Income (loss) before extraordinary item            ($1,182)              $590
                                                    ------            -------
                                                    ------            -------

Extraordinary item                                                     $1,265
                                                    ------            -------
                                                    ------            -------

Net income (loss)                                    ($926)             ($469)

Less the increase in the put value of warrants        (256)              (206)
                                                    ------            -------

Net income (loss)                                  ($1,182)             ($675)
                                                    ------            -------
                                                    ------            -------

Net income (loss) per share
   before extraordinary item                        ($0.10)             $0.05
                                                    ------             ------
                                                    ------             ------

Effect of extraordinary item per share                                 ($0.11)
                                                    ------            -------
Net loss per share                                  ($0.10)            ($0.06)
                                                    ------            -------
                                                    ------            -------

(1) There is no difference between primary and fully diluted net loss per share for all periods presented.